Exhibit 99.1

VeriSign Reports Fourth Quarter and Fiscal 2003 Results

MOUNTAIN VIEW, CA – January 29, 2004 – VeriSign, Inc. (Nasdaq: VRSN), the leading provider of critical infrastructure services for the Internet and telecommunications networks, today reported its results for the fourth quarter and fiscal year ended December 31, 2003.

Q4 2003 Financial Results

VeriSign reported revenue of $252 million for the fourth quarter of 2003. The results for the fourth quarter reflect the sale of the Network Solutions business, which closed on November 25, 2003, and therefore include only 56 days of Network Solutions’ fourth quarter activity.

On a pro forma basis, VeriSign reported net income of $44 million or $0.18 per fully diluted share for the fourth quarter. These pro forma results exclude the following items, which are included under generally accepted accounting principles (“GAAP”): amortization of other intangible assets, restructuring and other charges, non-cash stock-based compensation charges related to acquisitions and the gain from the sale of the Network Solutions business. VeriSign’s fourth quarter results were not fully taxed. On an after-tax basis, using a 30% effective tax rate on pro forma pre-tax income of $58 million, pro forma earnings per share for the fourth quarter was $0.17 per fully-diluted share. A table reconciling the pro forma to GAAP numbers reported above is appended to this release.

On a GAAP basis, VeriSign reported a net loss of $22 million for the fourth quarter. The GAAP loss for the fourth quarter was primarily attributable to a restructuring charge of $43 million, the majority of which was related to the sale of the Network Solutions business. The restructuring charge consisted of employee severance, facilities abandonment, contract terminations and asset dispositions.

“Our continued focus on becoming the critical infrastructure provider for the Internet and Telecommunications networks produced a solid finish to 2003,” said Stratton Sclavos, Chairman and CEO of VeriSign. “We are pleased that we were able to meet our operating and financial goals for the fourth quarter as we further solidified our position as a leader in managed security, directory and communication services.”

Fiscal 2003 Financial Results

For the year ended December 31, 2003, VeriSign reported revenue of $1.1 billion. On a pro forma basis, net income was $181 million or $0.75 per fully diluted share. The pro forma year-end results exclude the following items, which are included under GAAP: amortization and write-down of goodwill and other intangible assets, the gain on and write-down of certain investments, restructuring and other charges, non-cash stock-based compensation charges related to acquisitions and the gain from the sale of the Network Solutions business. VeriSign’s fiscal 2003 results were not fully taxed. On an after-tax basis, using a 30% effective tax rate on pro forma pre-tax income of $204 million, pro forma earnings per share for the full year 2003 was $0.59 per fully diluted share. A table reconciling the pro forma to GAAP numbers reported above is appended to this release.

On a GAAP basis, the net loss for the year was $250 million. The GAAP loss for the year 2003 is primarily attributable to a charge of $336 million for the amortization and write-down of goodwill and other intangible assets.

“Our fourth quarter results helped cap off a year in which we consistently demonstrated the benefits of our strong business model and operational rigor, as evidenced by our 2003 operating cash flow of $358 million, a 49% increase over 2002,” said Dana Evan, Chief Financial Officer of VeriSign. “Throughout the year, we increased operating margins, improved productivity and efficiency and drove dramatic improvement in our balance sheet.”

Notable business developments during the fourth quarter included a definitive agreement to acquire Guardent, which will bring together two of the leading providers of Managed Security Services (MSS), the sale of VeriSign’s Network Solutions domain name registrar business to Pivotal Private Equity, and the successful initial public offering (IPO) of VeriSign’s Japanese Subsidiary, VeriSign Japan K.K. Also during the quarter, VeriSign’s Payments business purchased the electronic payment assets of CelNX to be used in the telecommunications market.

In addition to the in-quarter highlights listed above, VeriSign also recently announced that it has been selected by EPCglobal, a not-for-profit standards organization, to operate the Object Naming Service (ONS) as the root directory for the EPCglobal Network. The company does not expect this contract to materially impact its 2004 financial results.

Additional Financial Information

•	VeriSign ended the year with Cash, Cash Equivalents, Restricted Cash and Short-term Investments of $742 million, an increase of $125 million from September 30, 2003 and up $338 million from the end of 2002. This balance includes $58 million of net proceeds from the sale of the Network Solutions business and $33 million related to the VeriSign Japan IPO.

•	Net days sales outstanding (Net DSOs), which takes into account the change in deferred revenue, was 34 days for Q4‘03 consistent with last quarter and down from 52 days for Q4’02.

•	Deferred Revenue on the balance sheet was $339 million as of December 31, 2003 as compared to $507 million as of September 30, 2003. The decline was entirely related to the sale of Network Solutions. Deferred revenue from VeriSign’s core businesses grew modestly over last quarter.

•	Cash flow from operations was approximately $84 million for the fourth quarter compared to $94 million for the third quarter of 2003. For fiscal 2003, cash flow from operations was over $358 million up 49% from $240 million in 2002.

•	Capital expenditures for the fourth quarter of 2003 were approximately $40 million, up from $17 million in the third quarter of 2003, bringing 2003 capital expenditures to approximately $107 million.

Internet Services Group

•	The Internet Services Group – which includes VeriSign’s Security, Payment, and Naming and Directory (NDS) Services – delivered $120 million of revenue in the fourth quarter of 2003. The results for the fourth quarter included strong sequential growth in the core .com and .net registry business in addition to approximately $7 million of revenue related to the final delivery of supporting services for the .org registry.

•	VeriSign’s Web site certificate business issued approximately 108,000 new and renewed certificates in Q4 ending the quarter with a base of more than 384,000 certificates up from 375,000 at the end of last quarter.

•	VeriSign’s Payments business ended the fourth quarter with approximately 102,000 merchants under management, an increase of approximately 6,000 merchants over the third quarter of 2003. Further, the business processed approximately 96 million individual transactions for approximately $7.7 billion during the quarter.

•	VeriSign’s NDS business ended the fourth quarter with 30.4 million active domain names in .com and .net, a net increase of approximately 1.7 million names from Q3’03 and up 4.6 million names from the end of 2002.

Telecommunication Services Group

•	VeriSign’s Telecommunication Services Group – which provides Signaling System 7 (SS7) network services, intelligent network services and wireless billing and customer care solutions to telecommunications carriers – delivered $100 million of revenue in the fourth quarter of 2003. The sequential decline in revenue is primarily attributable to the expected fourth quarter termination of a wireless billing contract with Dobson Communications.

•	VeriSign’s Telecommunication Services Group ended the fourth quarter with a total of 1,177 customers up from 1,138 customers at the end of Q3.

•	The Telecom Group supported 8.6 billion database queries in the quarter up from 8.3 billion queries for Q3’03.

Network Solutions

•	The Network Solutions business – which was sold on November 25, 2003 – delivered revenue of approximately $32 million for the fourth quarter of 2003.

Today’s Conference Call

VeriSign will be hosting a teleconference call today at 2:00 pm (PT) to review the fourth quarter and fiscal 2003 results. The call will be accessible by direct dial at (800) 562-8369. A listen-only live webcast of the earnings call will also be available on the company’s website at www.verisign.com under the Investor Relations tab and at www.streetevents.com. A replay of the teleconference will be available by calling (888) 203-1112 (passcode: 713222) beginning at 6:00 pm (PT) today and will run through February 5th. This press release and the financial information discussed on today’s earnings call are available on the company’s website at www.verisign.com under the Investor Relations tab.

About VeriSign

VeriSign, Inc. (Nasdaq: VRSN), delivers critical infrastructure services that make the Internet and telecommunications networks more intelligent, reliable and secure. Every day VeriSign helps thousands of businesses and millions of consumers connect, communicate, and transact with confidence. Additional news and information about the company is available at www.verisign.com.

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Statements in this announcement other than historical data and information, including but not limited to new business relationships and new service offerings, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties that could cause VeriSign’s actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as increasing competition and pricing pressure from competing services offered at prices below our prices, market acceptance of our existing services; the uncertainty of whether the EPCglobal contract will result in any revenues or whether the EPCglobal network will achieve market acceptance; the inability of VeriSign to successfully develop and market new services or the failure of new services to gain customer acceptance; reduced demand for our services as a result of continued softness in information technology and telecommunications spending by our customers; and the risk that VeriSign’s disposition of its Network Solutions business may result in reduced revenues. More information about potential factors that could affect the company’s business and financial results is included in VeriSign’s filings with the Securities and Exchange Commission, including in the company’s Annual Report on Form 10-K for the year ended December 31, 2002 and quarterly reports on Form 10-Q. VeriSign undertakes no obligation to update any of the forward-looking statements after the date of this press release.

VERISIGN INC, AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	December 31, 2003	December 31, 2002
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$393,787	$282,288
Short-term investments	329,899	103,180
Accounts receivable, net	100,120	134,124
Prepaid expenses and other current assets	45,935	56,618
Deferred tax assets	10,666	9,658

Total current assets	880,407	585,868

Property and equipment, net	520,219	609,354
Goodwill	400,888	667,311
Other intangible assets, net	217,148	462,291
Cash subject to restriction	18,371	18,436
Long-term investments	21,749	36,741
Other assets, net	41,435	11,317

Total long-term assets	1,219,810	1,805,450

Total assets	$2,100,217	$2,391,318

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued liabilities	$280,556	$278,545
Accrued merger costs	805	5,015
Accrued restructuring costs	48,571	23,835
Deferred revenue	245,483	357,950

Total current liabilities	575,415	665,345

Long-term deferred revenue	93,311	125,893
Other long-term liabilities	37,807	20,655

Total long-term liabilities	131,118	146,548

Total liabilities	706,533	811,893

Commitments and contingencies

Stockholders’ equity:
Preferred stock - par value $.001 per share
Authorized shares: 5,000,000
Issued and outstanding shares: none	—	—
Common stock - par value $.001 per share
Authorized shares: 1,000,000,000
Issued and outstanding shares: 241,979,274 and 237,510,063 (excluding 1,690,000 shares held in treasury at December 31, 2003 and December 31, 2002)	242	238
Additional paid-in capital	23,128,095	23,072,212
Unearned compensation	(2,628)	(8,086)
Accumulated deficit	(21,730,023)	(21,480,175)
Accumulated other comprehensive loss	(2,002)	(4,764)

Total stockholders’ equity	1,393,684	1,579,425

Total liabilities and stockholders’ equity	$2,100,217	$2,391,318

VERISIGN INC, AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002
Revenues	$251,600	$275,002	$1,054,780	$1,221,668

Costs and expenses:
Cost of revenues	100,376	116,594	446,207	571,367
Sales and marketing	42,205	50,778	195,330	248,170
Research and development	14,956	10,948	55,806	48,353
General and administrative	38,224	52,534	168,380	172,123
Restructuring and other charges	43,217	15,235	74,633	88,574
Amortization and write-down of goodwill and other intangible assets	25,743	67,471	335,505	4,894,714
Gain on sale of business	(2,862)	—	(2,862)	—

Total costs and expenses	261,859	313,560	1,272,999	6,023,301

Operating loss	(10,259)	(38,558)	(218,219)	(4,801,633)
Other income (expense), net	2,741	5,152	(7,802)	(148,873)
Minority interest in net (income) loss of subsidiary	(507)	159	(474)	(416)

Loss before income taxes	(8,025)	(33,247)	(226,495)	(4,950,922)
Income tax expense	(14,232)	(6,133)	(23,351)	(10,375)

Net loss	$(22,257)	$(39,380)	$(249,846)	$(4,961,297)

Net loss per share:
Basic and diluted	$(0.09)	$(0.17)	$(1.04)	$(20.97)

Shares used in per share computation:
Basic and diluted	241,602	237,351	239,780	236,552

VERISIGN INC, AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended December 31, 2003				Three Months Ended December 31, 2002
	Reported	Proforma Entries		Proforma	Reported	Proforma Entries		Proforma
Revenues	$251,600	$—		$251,600	$275,002	$—		$275,002

Costs and expenses:
Cost of revenues	100,376	(32	)(a)	100,344	116,594	(47	)(a)	116,547
Sales and Marketing	42,205	(18	)(a)	42,187	50,778	(2,339	)(a)	48,439
Research and development	14,956	(330	)(a)	14,626	10,948	(330	)(a)	10,618
General and administrative	38,224	(5	)(a)	38,219	52,534	(7	)(a)	52,527
Restructuring and other charges	43,217	(43,217	)(b)	—	15,235	(15,235	)(b)	—
Amortization and write-down of goodwill and other intangible assets	25,743	(25,743	)(c)	—	67,471	(67,471	)(c)	—
Gain on sale of business	(2,862)	2,862	(d)	—	—	—		—

Total costs and expenses	261,859	(66,483)		195,376	313,560	(85,429)		228,131

Operating income (loss)	(10,259)	66,483		56,224	(38,558)	85,429		46,871
Other income (expense), net	2,741	—		2,741	5,152	(3,804	)(f)	1,348
Minority interest in net (income) loss of subsidiary	(507)	—		(507)	159	—		159

Income (loss) before income taxes	(8,025)	66,483		58,458	(33,247)	81,625		48,378
Income tax expense	(14,232)	—		(14,232)	(6,133)	—		(6,133)

Net income (loss)	$(22,257)	$66,483		$44,226	$(39,380)	$81,625		$42,245

Net income (loss) per share:
Basic	$(0.09)			$0.18	$(0.17)			$0.18

Diluted	$(0.09)			$0.18	$(0.17)			$0.18

Shares used in per share computation:
Basic	241,602			241,602	237,351			237,351

Diluted	241,602	4,830	(e)	246,432	237,351	1,207	(e)	238,558

Notes:

(a)	Non-cash based compensation expense resulting from acquisitions
(b)	Restructuring and other charges
(c)	Amortization and write-down of acquired goodwill and intangible assets
(d)	Gain on sale of business
(e)	Dilutive stock options
(f)	Net write-down of investments

Management believes that this pro forma financial data supplements our GAAP financial statements by providing investors with additional information which allows them to have a more clear picture of the company’s core recurring operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. We believe that the pro forma information enhances the investors’ overall understanding of our financial performance and the comparability of the company’s operating results from period to period.

VERISIGN INC, AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Year Ended December 31, 2003				Year Ended December 31, 2002
	Reported	Proforma Entries		Proforma	Reported	Proforma Entries		Proforma
Revenues	$1,054,780	$—		$1,054,780	$1,221,668	$—		$1,221,668

Costs and expenses:
Cost of revenues	446,207	(173	)(a)	446,034	571,367	(4,215	)(a)	567,152
Sales and Marketing	195,330	(5,498	)(a)	189,832	248,170	(11,778	)(a)	236,392
Research and development	55,806	(1,320	)(a)	54,486	48,353	(1,320	)(a)	47,033
General and administrative	168,380	(26	)(a)	168,354	172,123	(1,640	)(a)	170,483
Restructuring and other charges	74,633	(74,633	)(b)	—	88,574	(88,574	)(b)	—
Amortization and write-down of goodwill and other intangible assets	335,505	(335,505	)(c)	—	4,894,714	(4,894,714	)(c)	—
Gain on sale of business	(2,862)	2,862	(d)	—	—	—		—

Total costs and expenses	1,272,999	(414,293)		858,706	6,023,301	(5,002,241)		1,021,060

Operating income (loss)	(218,219)	414,293		196,074	(4,801,633)	5,002,241		200,608
Other income (expense), net	(7,802)	16,541	(f)	8,739	(148,873)	162,967	(f)	14,094
Minority interest in net (income) loss of subsidiary	(474)	—		(474)	(416)	—		(416)

Income (loss) before income taxes	(226,495)	430,834		204,339	(4,950,922)	5,165,208		214,286
Income tax expense	(23,351)	—		(23,351)	(10,375)	—		(10,375)

Net income (loss)	$(249,846)	$430,834		$180,988	$(4,961,297)	$5,165,208		$203,911

Net income (loss) per share:
Basic	$(1.04)			$0.75	$(20.97)			$0.86

Diluted	$(1.04)			$0.75	$(20.97)			$0.85

Shares used in per share computation:
Basic	239,780			239,780	236,552			236,552

Diluted	239,780	2,717	(e)	242,497	236,552	3,498	(e)	240,050

Notes:

(a)	Non-cash based compensation expense resulting from acquisitions
(b)	Restructuring and other charges
(c)	Amortization and write-down of acquired goodwill and intangible assets
(d)	Gain on sale of business
(e)	Dilutive stock options
(f)	Net write-down of investments

Management believes that this pro forma financial data supplements our GAAP financial statements by providing investors with additional information which allows them to have a more clear picture of the company’s core recurring operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. We believe that the pro forma information enhances the investors’ overall understanding of our financial performance and the comparability of the company’s operating results from period to period.

VERISIGN INC, AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Year Ended December 31,
	2003	2002
Cash flow from operating activities:
Net loss	$(249,846)	$(4,961,297)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of property and equipment	114,475	105,482
Amortization and write-down of goodwill and other intangible assets	335,508	4,894,714
Gain on sale of business	(2,862)	—
Provision for doubtful accounts	14,383	42,712
Non-cash restructuring and other charges	27,634	41,868
Reciprocal transactions for purchases of property and equipment	—	(6,375)
Net loss on write-down and sale of marketable securities	16,541	162,469
Minority interest in net income of subsidiary	474	416
Tax benefit associated with stock options	8,325	10,375
Amortization of unearned compensation	7,390	18,956
Loss on disposal of property and equipment	388	2,220
Changes in operating assets and liabilities:
Accounts receivable	19,622	158,757
Prepaid expenses and other current assets	3,079	(34,295)
Accounts payable and accrued liabilities	28,111	(48,587)
Deferred revenue	35,218	(147,324)

Net cash provided by operating activities	358,440	240,091

Cash flow from investing activities:
Purchases of investments	(446,439)	(132,119)
Proceeds from maturities and sales of investments	218,044	423,610
Purchases of property and equipment	(108,034)	(176,233)
Proceeds from sale of business	57,621	—
Net cash paid in business combinations	(16,052)	(348,643)
Merger related costs	(5,120)	(53,554)
Other assets	(4,171)	4,448

Net cash used in investing activities	(304,151)	(282,491)

Cash flow from financing activities:
Proceeds from issuance of common stock	31,680	20,670
Investment in VeriSign Japan K.K	—	268
Proceeds from initial public offering of consolidated subsidiary	37,403	—
Payments of debt	(13,199)	(615)

Net cash provided by financing activities	55,884	20,323

Effect of exchange rate changes	1,326	(1,689)

Net increase (decrease) in cash and cash equivalents	111,499	(23,766)
Cash and cash equivalents at beginning of period	282,288	306,054

Cash and cash equivalents at end of period	$393,787	$282,288